Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement (No. 333-169385) on Form S-1 (the “Registration Statement”) of Emisphere Technologies, Inc. (the “Company”) of our reports dated March 21, 2012, relating to our audits of the financial statements, as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 and of internal control over financial reporting as of December 31, 2011 which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011. Our report dated March 21, 2012, relating to the financial statements, includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

New York, New York

April 9, 2012